Exhibit 99.1

May 26, 2026

Re: First Quarter 2026 Letter to Stockholders of Strategic Student and Senior Housing Trust, Inc. (“SSSHT” or the “Company”)

Dear Stockholders,

Following a much-improved financial performance in calendar year 2025, I am pleased to report that the Company was able to continue its positive earnings momentum into the first quarter of 2026. Many of the reasons for our positive earnings performance can be explained by these “Senior Housing: Five Key Trends to watch in 2026,” as published by NIC MAP1.

1.
Nationally, occupancy approaches 90% as demand surges against limited new supply.
2.
Asking rent growth normalizes above 4% annually.
3.
New construction remains historically low despite high absorption.
4.
Transactions and margins strengthen amid renewed investor confidence.
5.
A long-term investment and development challenge ahead.

Summary of quarterly performance: Comparing the first quarter of 2026 to the first quarter of 2025

•
Revenues increased approximately $1.2M or 13%.
•
Expenses increased approximately $0.6M or 9%.
•
Property net operating income increased approximately $0.6M or 23%.
•
Occupancy increased from approximately 92% as of March 31, 2025, to approximately 95% as of March 31, 2026.

Operational areas of focus in 2026

We will continue to maintain our communities at an institutional level to keep our positive “first impressions”, as well as maintain our high occupancies. Working with our Operator, MBK Senior Living, our goal is to improve both rental rate and care fee margins, all while offering the “best in class” service to our valued residents.

(1)
NIC MAP. NIC Map represents itself as “The world’s leading senior housing data and analytics for Operators, Lenders, Developers, Investors, Vendors and Healthcare."

In summary

While cap rates for senior housing properties have lowered some, we still expect further reductions towards the second half of this year.

In the meantime, the Company is continuing to focus on the operating performance of our portfolio and evaluating opportunities to maximize shareholder returns.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to continued occupancy rates and expense savings, and the pace of the expected recovery in the senior housing industry generally, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, disease or other outbreaks, future economic, competitive, and market conditions, including without limitation, development of senior housing properties in our areas, changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, our quarterly reports on Form 10-Q and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com